UNITED STATES

SECURITIES AND EXCHANGE COMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 31, 2008

Merisant Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-114102	52-2219000
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Merisant Company

(Exact Name of Registrant as Specified in Charter)

Delaware	333-114105	52-2218321
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

33 North Dearborn, Suite 200
Chicago, Illinois		60602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (312) 840-6000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                   Other Events.

On July 31, 2008, Whole Earth Sweetener Company LLC, a wholly-owned subsidiary of Merisant Company (“Whole Earth”), announced that PepsiCo, Inc. and Whole Earth had formed an unprecedented partnership to jointly own the PureVia™ trademark and market the PureVia™ brand globally.  Whole Earth anticipates that it will launch a PureVia™ all-natural, zero calorie tabletop sweetener in the United States this fall.

PureVia™ branded products will be sweetened with high purity Reb A, an all-natural, purified extract of the stevia plant that is approximately 200 times sweeter than sugar.  In May 2008, Whole Earth submitted a notification and supporting scientific data to the U.S. Food and Drug Administration that high purity Reb A is generally recognized as safe for use in beverages, foods and tabletop sweeteners.  Both PepsiCo and Whole Earth have agreements to purchase Reb A from PureCircle, a leading supplier of the natural ingredient that will also be permitted to use the PureVia™ trademark to identify the ingredient in product categories and customers to be agreed to by the parties.

A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                                   Financial Statements and Exhibits.

99.1         Press Release, dated July 31, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERISANT WORLDWIDE, INC.

Date: July 31, 2008	By:	/s/ Jonathan W. Cole
Jonathan W. Cole
Vice President, General Counsel

MERISANT COMPANY

Date: July 31, 2008	By:	/s/ Jonathan W. Cole
Jonathan W. Cole
Vice President, General Counsel